UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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Symetra Financial Corporation
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Investor Relations Contact:	Media Relations Contact:
Karin G. Van Vleet	Diana McSweeney
(425) 256-5351	(425) 256-6167
karin.vanvleet@symetra.com	diana.mcsweeney@symetra.com

Symetra Financial Corporation Announces Date for Special Meeting of Stockholders
BELLEVUE, Wash.—(Sept. 18, 2015)—Symetra Financial Corporation (NYSE:SYA) ("Symetra") today announced it has set a date for a special meeting of its stockholders to consider and vote on the previously announced proposed acquisition of Symetra by Sumitomo Life Insurance Company and certain other matters. The special meeting will be held on Nov. 5, 2015, at 11 a.m., Eastern Time, at The Ritz-Carlton, Naples, 280 Vanderbilt Beach Road, Naples, Florida 34108.

Symetra stockholders of record as of the close of business on Sept. 28, 2015 will be entitled to notice of, and to vote at, the special meeting.

The transaction is subject to approval by Symetra stockholders, approvals from applicable foreign, federal and state regulators and satisfaction of other customary closing conditions.  Closing of the transaction is currently expected to occur late in the first quarter or early in the second quarter of 2016.

About Symetra
Symetra Financial Corporation (NYSE: SYA) is a diversified financial services company based in Bellevue, Wash. In business since 1957, Symetra provides employee benefits, annuities and life insurance through a national network of benefits consultants, financial institutions and independent agents and advisors. For more information, visit www.symetra.com.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Symetra by Sumitomo. In connection with the proposed acquisition, Symetra filed a preliminary proxy statement with the United States Securities and Exchange Commission (the “SEC”) on September 1, 2015, and intends to file other relevant materials with the SEC, including Symetra’s proxy statement in definitive form. Stockholders of Symetra are urged to read all relevant documents filed with the SEC, including Symetra’s definitive proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Symetra at investors.symetra.com or by directing a request to Symetra at karin.vanvleet@symetra.com.

Participants in the Solicitation
Symetra and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of Symetra in favor of the proposed transaction. Information about Symetra’s directors and executive officers is set forth in Symetra’s Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2015, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 26, 2015 and amended on April 22, 2015. Information concerning the interests of Symetra’s participants in the solicitation, which may, in some cases, be different than those of Symetra’s stockholders generally, is set forth in the preliminary proxy statement relating to the proposed transaction and other materials filed by Symetra with the SEC, and will be set forth in the definitive proxy statement relating to the proposed transaction when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements
Statements in this communication regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, future capital structure and liquidity, benefits and synergies of the proposed transaction, future opportunities for the combined company, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of Symetra constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets,” and other similar expressions) are intended to identify forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory approvals, the ability to obtain Symetra stockholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers, and any related impact on integration and anticipated synergies; and the other factors and financial, operational and legal risks or uncertainties described in Symetra’s public filings with the SEC, including the “Risk Factors” and “Forward-Looking Statements” sections of Symetra’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q. Symetra disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

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